Exhibit (i)

GODFREY & KAHN, S.C.

ATTORNEYS AT LAW

780 NORTH WATER STREET

MILWAUKEE, WISCONSIN  53202

PHONE (414) 273-3500  FAX (414) 273-5198

July 28, 2006

MUTUALS.com

700 N. Pearl Street, Suite 900

Dallas, Texas 75201

Ladies and Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion dated June 15, 2001.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.